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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Cherokee Inc.

        We consent to the incorporation by reference in Registration Statement on Forms S-8 (No. 333-135773, 333-107470, 333-14533, 333-57503 and 333-49865) of Cherokee Inc. of our report dated April 15, 2008 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, appearing in Item 8 in this Annual Report on Form 10-K for the year ended February 2, 2008.

/s/ MOSS ADAMS LLP
Los Angeles, California April 15, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM